UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009

EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Engineering Drive Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 263-9200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 11, 2009, EMS Technologies, Inc. (“the Company”) and Paul B. Domorski, age 53, mutually agreed to terminate his service as President and Chief Executive Officer, and Mr. Domorski resigned as a member of the Board of Directors effective as of that date. Mr. Domorski’s severance arrangement will be paid in accordance with the terms of his employment agreement dated June 2, 2006, which had been executed in connection with his acceptance of employment with the Company. Under this agreement, Mr. Domorski is entitled to receive termination benefits equal to his $458,400 annual salary in effect prior to his termination date, which amount will be paid as a lump-sum payment approximately six months following his termination date, with appropriate discounting. Mr. Domorski will continue to be a participant under the Company’s medical and life insurance benefit plans through November 10, 2010. Mr. Domorski will not be eligible to receive payments under either the Executive Incentive Compensation Plan or the EMS Performance Bonus Plan for 2009. Under the agreement, options to acquire 91,250 shares of the Company's common stock that were not vested as of November 11, 2009 became vested as of that date as a result of the termination, and all outstanding options held by him will continue to be exercisable through the expiration date set forth in the applicable option agreements, as if he were continuing as an employee through those dates, which range from 2012 - 2015.

Effective November 11, 2009, Dr. Neilson A. Mackay, age 68, was elected as President and Chief Executive Officer of the Company, and the Board of Directors expect to complete the process of electing him as a member of the Board in the near future. Prior to his election as the Company’s President and Chief Executive Officer, Dr. Mackay served as the Company’s Executive Vice President and Chief Operating Officer since July 2008. He served as Executive Vice President – Strategy from December 2007 until July 2008, and as Vice President – Corporate Development and President of the Company’s SATCOM division from March 2007 until December 2007. From 2001 to 2007, he served as Senior Vice President and General Manager of SATCOM. Dr. Mackay joined the Company in January 1993 when the Company acquired an Ottawa, Ontario-based space satellite communications business of which he served as President. In connection with his appointment as President and Chief Executive Officer, Dr. Mackay’s annual base salary was increased to $400,000, effective immediately. The Board of Directors expects to review Dr. Mackay’s entire compensation arrangement in early 2010 as part of its annual compensation review for executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.

Date: November 17, 2009	By:	/s/ Gary B. Shell
Gary B. Shell Senior Vice President, Chief Financial Officer and Treasurer